EXHIBIT 3(o)

CERTIFICATE OF INCORPORATION

OF

MANOR HOUSE, INC.

1.          The name of the corporation is

MANOR HOUSE, INC.

2.          The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.          The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

5. The name and mailing address of the incorporator is as follows:
Name	Mailing Address
C.L. Chillemi	2 Park Avenue, New York, N.Y. 10016

6.          The corporation is to have perpetual existence. THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of October, 1974.

/s/ C.L. Chillemi

C. L. Chillemi - Incorporator

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.          The name of the corporation (hereinafter call the “corporation”) is

MANOR HOUSE, INC.

The registered officer of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover, County of Kent.

3.          The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the registered office of the corporation as hereby changed.

4.          The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on July 29, 1980.

/s/President

Attest:

/s/Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

MANOR HOUSE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 27th day of February, 2003.

MANOR HOUSE, INC.

                        /s/ Pamela A. Banks

Pamela A. Banks, Secretary